UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2016
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive Lake Zurich, IL 60047		60047
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Compensation Actions for Executive Officers

On March 1, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the "Board") of ACCO Brands Corporation (the "Company") approved various actions with respect to the compensation of certain executive officers who were “named executive officers” for purposes of the Company’s 2015 proxy statement, other than Boris Elisman, President and Chief Executive Officer, whose compensation was approved by the Board on March 2, 2016. These actions are further discussed below.

2015 Annual Incentive Plan. Based on the level of achievement against the goals that had been established under the Company’s 2015 annual incentive plan awards of $825,205 for Mr. Elisman, $309,851 for Neal V. Fenwick, Executive Vice President and Chief Financial Officer, $155,225 for Neil A. McLachlan, Senior Vice President, Strategic Initiatives, $245,083 for Christopher M. Franey, Executive Vice President and President, Computer Products Group, and $328,433 for Thomas W. Tedford, Executive Vice President and President, ACCO Brands North America Office and Consumer Products, were approved.

2016 Annual Incentive Plan. For 2016, awards and performance measures under the Company’s 2016 annual incentive plan were approved pursuant to which executive officers will be eligible to earn cash awards upon the achievement of a threshold level of adjusted operating income and attainment of performance goals based on certain operating income, net sales and working capital efficiency targets. No changes were made to the current target bonus opportunity for any of the named executive officers.

2016 Long-term Incentive Awards and Establishment of Performance Measures. Grants of long-term incentive awards to Messrs. Elisman, Fenwick, Franey, and Tedford were approved, comprised of 50% performance share units ("PSUs"), 25% restricted stock units ("RSUs") and 25% performance cash awards (“Performance Awards”). The total value of the long-term incentive awards for each of Messrs. Elisman, Fenwick, Franey, and Tedford was set at $2,275,000, $500,000, 400,000, and $700,000, respectively.

The PSUs and Performance Awards granted cover a three-year (2016-2018) performance period. Participants will have an opportunity to earn from 50% to 150% of the value of each of the PSUs and Performance Awards based upon the level of achievement within a range of threshold to maximum performance targets. The award opportunity for the three-year 2016-2018 performance cycle will be based on the achievement of adjusted free cash flow and adjusted earnings per share goals.

Salary. The Board approved a salary of $880,000 for Mr. Elisman, representing a 10% increase over 2015. Increases in base salaries for the other officers were less than 4%. The salary increases are effective April 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation
Date:	March 4, 2016	By:	/s/ Pamela R. Schneider
Name: Pamela R. Schneider
Title: Senior Vice President, General Counsel and
Corporate Secretary